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                            [FIRST UNION LETTERHEAD]




                                 April 11, 2001



VIA FACSIMILE (410-266-6423)
-------------

Condor Technology Solutions, Inc.
Annapolis Office Plaza
170 Jennifer Road, Suite 325
Annapolis, Maryland  21401

Attention:  Mike Robbins, Chief Financial Officer

         Re: Credit Agreement dated as of April 16, 1999 (as amended, the "Credit Agreement") and Forbearance Letter Agreement dated as of July 23, 1999 (as amended, the "Forbearance Letter Agreement") by and among First Union National Bank as Collateral Agent, Administrative Agent and Issuing Lender (in all such capacities, the "Agent"), First Union Commercial Corporation, Fleet National Bank, Citizens Bank of Massachusetts, and Mellon Bank, N.A., (all of the foregoing, individually, a "Lender," and collectively, the "Lenders") and Condor Technology Solutions, Inc., Computer Hardware Maintenance Company, Inc., Decision Suport Technology, Inc., Federal Computer Corporation, Global Core Strategies Acquisition, Inc., Interactive Software Systems Incorporated, Inventure Group, Inc., LINC Systems Corporation, Louden Associates, Inc., Management Support Technology Corp., MIS Technologies, Inc., Powercrew, Inc., Titan Technologies Group L.L.C., U.S. Communications, Inc., Corporate Access, Inc. and Condor System Solutions, Inc., as Borrowers (collectively, the "Borrowers").

Dear Mike:

         This letter will confirm that, in accordance with the request of the Borrowers, the Lender Group agrees in principle to the debt restructuring and recapitalization described in the enclosed Term Sheet, dated April 11, 2001, with attachments. The debt restructuring and recapitalization shall be subject to the preparation and execution of definitive documentation.

         Except as set forth therein, all of the terms and conditions set forth in the Credit Agreement, as amended, shall remain in full force and effect and shall not be determined to be modified by the execution of this letter.

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Condor TechnologySolutions, Inc.
April 11, 2001
Page 2

         Please indicate your agreement to the foregoing by executing this letter in the appropriate signature block below.

                                       Sincerely,

                                       FIRST UNION NATIONAL BANK



                                               /s/ Jill W. Akre
                                       -----------------------------------
                                       Jill W. Akre
                                       Senior Vice President

Enclosure


ACKNOWLEDGED AND AGREED
THIS 24th DAY OF APRIL, 2001


CONDOR TECHNOLOGY SOLUTIONS, INC., COMPUTER
HARDWARE MAINTENANCE COMPANY, INC.,
DECISION SUPPORT TECHNOLOGY, INC.,
FEERAL COMPUTER CORPORATION, GLOBAL
CORE STRATEGIES ACQUISITION, INC., INTERACTIVE
SOFTWARE SYSTEMS INCORPORATED, INVENTURE
GROUP, INC., LINC SYSTEMS CORPORATION,
LOUDEN ASSOCIATES, INC., MANAGEMENT
SUPPORT TECHNOLOGY CORP., MIS TECHNOLOGIES,
INC., POWERCREW, INC., TITAN TECHNOLOGIES GROUP
L.L.C., U.S. COMMUNICATIONS, INC., CORPORATE
ACCESS, INC., CONDOR SYSTEMS SOLUTIONS, INC., as Borrowers


By:      /s/ W. M. Robbins
    ----------------------------------------
Name:  W. M. Robbins
Title: Vice President and Chief Financial Officer

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Condor TechnologySolutions, Inc.
April 11, 2001
Page 3

FIRST UNION NATIONAL BANK, as
Collateral Agent, Administrative
Agent and Issuing Lender


By:      /s/ Jill W. Akre
    ------------------------------
    Jill W. Akre
    Senior Vice President


CITIZENS BANK OF MASSACHUSETTS,
SUCCESSOR IN INTEREST TO
STATE STREET BANK AND
TRUST COMPANY, as Lender


By:      /s/ David Brown
    ------------------------------
    David Brown
    Vice President


FLEET NATIONAL BANK, as Lender


By:      /s/ Daniel D. Butler
    ------------------------------
    Daniel D. Butler
    Vice President


MELLON BANK, N.A., as Lender


By:      /s/ Green Dim
    ------------------------------
    Green Dim
    First Vice President


FIRST UNION COMMERCIAL CORPORATION, as Lender


By:      /s/ Jill Akre
    ------------------------------
    Jill Akre
    Senior Vice President

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                                                           Dated: April 11, 2001

                        CONDOR TECHNOLOGY SOLUTIONS, INC.
                  Borrower's Counterproposal (Non-Committed) to
                Capital Restructuring Counterproposal by Lenders

                         (For Discussion Purposes Only)

THIS COUNTERPROPOSAL (NON-COMMITTED)(THE "RESPONSE") IS NOT AN AGREEMENT AND IS NOT A CONTRACT TO MODIFY ANY DOCUMENT(S). THE BORROWER AND LENDERS HAVE NOT APPROVED THIS RESPONSE. THIS PROPOSAL HAS NOT BEEN APPROVED BY THE CONDOR BOARD OF DIRECTORS AND IS SUBJECT TO ITS CONSIDERATION AND APPROVAL, AS WELL AS OTHER CORPORATE ACTION. THE CONTENTS OF THIS RESPONSE, AS WELL AS THE FACT THAT IT WAS MADE AND COMMUNICATED, SHALL CONSTITUTE CONFIDENTIAL SETTLEMENT COMMUNICATIONS WHICH MAY NOT BE EMPLOYED FOR ANY PURPOSE IN ANY ACTION, PROCEEDING, CASE, OR MATTER BY, BETWEEN OR INVOLVING ANY OF THE PARTIES TO THE CREDIT AGREEMENT OR THEIR SUCCESSORS AND ASSIGNS. THIS RESPONSE SHALL NOT BE BINDING ON ANY PARTY TO THE CREDIT AGREEMENT UNLESS AND UNTIL ITS TERMS SHALL HAVE BEEN EMBODIED IN DEFINITIVE DOCUMENTATION DULY EXECUTED BY ALL PARTIES TO BE BOUND THEREBY. ALL CAPITALIZED TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS WHICH THOSE TERMS HAVE IN THE CREDIT AGREEMENT.

1.       Note A:  $15m Term Loan (4 Year Maturity)

         -  Interest Rate - Prime plus 0.50%; payable commencing April 1, 2001

         -  Amortization of principal begins September 30, 2001:

         -  $250,000 payable September 30 and December 31, 2001

         -  $400,000 per quarter beginning March 31, 2002

         -  $525,000 per quarter beginning March 31, 2003

         -  balloon payment of remaining balance on March 31, 2005.

         - The amount of any amortization payments made by Borrower would be available as a revolving credit facility up to $500,000 (terms and conditions of revolving availability to be determined).

2.       Note B:  $12m Loan (interest only) (4 Year Maturity)

         -  Interest free until February 28, 2003

         - Interest accrues at the rate of 15% per annum commencing March 1, 2003, with the first interest payment payable on April 1, 2003

         -  $12,000,000 balloon payment March 31, 2005

3.       Note C:  $5m Letter of Credit Note

         If one or more letters of credit are drawn, interest shall thereafter accrue and be payable on Note C from the time of the draw at Prime plus 0.50%. Subject to the prepayment requirements contained in this term sheet, the principal balance of Note C shall be payable on the earlier of (i) repayment of Note A and Note

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         B; or (ii) March 31, 2005. Letters of Credit shall not be extended beyond the earlier of (i) repayment of Note A and Note B; or (ii) March 31, 2005.

4. Note D: Remaining Principal Balance Plus Interest Accrued Prior to April 1, 2001

         -  Issued by the Borrower
         Principal payable on January 2, 2002 (the "Note D Maturity Date"). To the extent not paid in full on January 2, 2002, Note D shall bear interest thereafter at the rate of 15% per annum.

         - If Condor issues the Common Stock (as defined herein) to the Trust (as defined herein) on or prior to the Note D Maturity Date, then the Borrower's obligations under Note D shall be deemed satisfied in full.

5. Covenant. There will be one financial covenant. EBTIDA shall be measured quarterly on a rolling four quarter basis at the following amounts: [TO BE DETERMINED]

6. ISSI royalty stream transferred to Lenders. As payments are received, monies are applied to Note A (and then to Note C, if outstanding) in reverse order of maturity, (i.e., balloon first). Thereafter, Note B is reduced.

7. Mandatory prepayment of all asset sale proceeds to Note A (and then to Note C, if outstanding) in reverse order of maturity (i.e., balloon first). Thereafter, Note B is reduced. Sales must be approved in writing by the Lenders.

8. Borrower is authorized to settle the obligations to earnout creditors on terms substantially the same as are set forth in a letter of intent with Marbury Manor LLC, a Settlement Agreement with Howard Schapiro and a Settlement Agreement with the FCC/Hartland Group, respectively, in the form attached to this Term Sheet, and shall not settle the earnout obligations on any other terms without prior bank consent.

9. Ownership Restructure (in exchange for reduction of $11.5mm of debt, plus accrued but unpaid interest prior to April 1, 2001).

- Condor will take the following recapitalization steps, subject to approval of Condor stockholders, described below:

         A. First, a reverse stock split of all outstanding shares of the Company in a ratio to be determined by the Company.

         B. Second, the issuance to a trust established by the Lender Group (the "Trust"), of that number of Common shares that will represent 55% of

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                  all outstanding shares of the Company, following the
                  actions described below (including contemplated future issuances in C below).

         C. Third, the issuance or reservation for future issuance of additional shares of Common Stock to provide for (a) settlement of all earnout obligations of the Company; and (b) issuances under certain Board-approved stock-based management incentive plans of the Company (including outstanding stock options of the Company). These shares, together with "old equity" shares, shall aggregate not less than 45% of all shares outstanding (including contemplated future issuances).

         The foregoing proposed stock issuances and stock reserves will be submitted for approval to Stockholders of the Company at the Annual Meeting of Stockholders to be held on May 3, 2001 (record date March 9, 2001), as part of a proposal for the recapitalization of the Company.

         The Trust shall issue to the members of the Lender Group, Note D, in the amount of $11.5mm that shall be secured by the Common Stock. Any amounts remaining in the Trust following the disposition of the stock shall be distributed to the participants in the Trust in accordance with their interests.

         All interests in the Trust and all of the Notes shall be freely assignable by each of the Lenders in any combination (subject to the consent of the Agent, which consent shall not be unreasonably withheld).

10. The Borrowers shall continue to engage as part of the management team a professional manager acceptable to the Lenders and the Company and shall utilize such professional manager at all times until the above-referenced notes are paid in full (unless consented to by all the Lenders). The professional manager, in conjunction with other members of management, will report to and act on behalf of the Board of Directors to implement and carry out the business plan.

11. The business plan that has been provided to the Lenders should be expanded to include the financial detail and assumptions that support and upon which the plan is based. The completed business plan with the supporting detail should be delivered to the lenders by a mutually agreeable date. The business plan must be acceptable to all members of the Borrowers' management team, including, without limitation, the professional manager. The events that would trigger an event of default would be the failure of the Company to deliver a revised business plan.